Exhibit 10.1.2

New York Law Version

SCHEDULE
to the
Master Agreement

dated as of April 2nd, 2003

between

POBT BANK AND TRUST LIMITED (BAHAMAS) ("Party A")

and

CSN OVERSEAS ("Party B")

Part 1. Termination Provisions.

a. "Specified Entity" means in relation to Party A for the purpose of:

     Section 5(a)(v), Not applicable
     Section 5(a)(vi), Not applicable
     Section 5(a)(vii), Not applicable
     Section 5(b)(iv), Not applicable

in relation to Party B for the purpose of:

     Section 5(a)(v), Not applicable
     Section 5(a)(vi), Not applicable
     Section 5(a)(vii), Not applicable
     Section 5(b)(iv), Not applicable

b. "Specified Transaction" will have the meaning set forth in Section 14 of this Agreement.

c. The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and Party B.

     "Specified Indebtedness" will have the meaning set forth in Section 14.

     "Threshold Amount" means with respect to Party A, $ Zero, and with respect to Party B, $ Zero.

d. "Termination Currency" means United States Dollars.

e. The "Credit Event Upon Merger" provisions of Section 5(b)(iv), as amended hereby, will apply to Party A and Party B.

     Section 5(b)(iv) is hereby amended to read as follows:

(iv) "Credit Event Upon Merger" means that a Designated Event (as defined below) occurs with respect to a party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, "X") and such Designated Event does not constitute a Merger Without Assumption under Section 5(a)(viii) hereof and, in the reasonable opinion of the other party, the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker than X immediately prior to such action, (and, in such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). For purposes hereof, a Designated Event with respect to X means that, after the date of this Agreement:

X transfers all or substantially all of its assets (or any substantial part of the assets comprising the business conducted by X as of the date of this Agreement) to, or receives all or substantially all the assets or obligations of, another entity.

f. The "Automatic Early Termination" provisions of Section 6(a) will not apply to either party; provided, however, that if at any time an Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5), (6) or, to the extent analogous thereto, (8), with respect to a party has occurred and is then continuing, and such Event of Default is governed by a system of law which does not permit termination to take place or requires approval of a court or any other appropriate agency or individual in connection with such termination after the occurrence of such Event of Default, then the "Automatic Early Termination" provisions of Section 6(a) of this Agreement will apply to such party.

g. Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

    (i) Loss will apply.

    (ii) The Second Method will apply.

h. Additional Termination Event. Additional Termination Event will not apply to Party A, and will not apply to Party B

Part 2. Tax Representations.

a. Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided, that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(ii) by reason of material prejudice to its legal or commercial position

b. Payee Tax Representations. For the purpose of Section 3(f) of this Agreement:

(i) Party A represents to Party B that it is a non-United States branch of a foreign person, within the meaning of United States Treasury regulation section 1.1441-4(a)(3)(ii).

Party B represents to Party A that it is a foreign person, within the meaning of United States Treasury regulation section 1.6041-4(a)(4).

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

a. Tax forms, documents or certificates to be delivered are:

Party required to	Form/Document/	Date by which
deliver document	Certificate	to be delivered

Party A	IRS Form W-8BEN, or any successor form.	Upon execution of this Agreement; promptly after learning that such form or document is required by applicable law or regulation; and prior to the expiration or obsolescence of any previously delivered form.

Party B	Form W-8BEN[1] or any successor form.	Upon execution of this Agreement; promptly after learning that such form or document is required; and prior to the expiration or obsolescence of any previously delivered form.

Party A and Party B	Any other document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate.	Upon reasonable demand by the other party; upon learning that such form or document is required by applicable law or regulation; and prior to the expiration or obsolescence of any previously delivered form.

_________________________
1 This form is required if Party B is a foreign entity and the payments involved are not effectively connected income.

b. Other documents to be delivered are:

Covered by
Party required to	Form/Document/	Date by which	Section 3(d)
deliver document	Certificate	to be delivered	Representation

Each Party	Certified evidence of the authority, incumbency and specimen signature of each authorized person executing this Agreement and any Confirmation.	Upon execution of this Agreement; and promptly following the request of the other party.	Yes.

Each Party	Audited annual consolidated financial statements, prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization and certified by independent public accountants.	Upon request of the other party promptly following availability of statements.	Yes, as modified in Part 5(d) below.

Each Party	Unaudited interim consolidated financial statements prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization.	Upon request of the other party promptly following availability of statements.	Yes, as modified in Part 5(d) below.

Covered by
Party required to	Form/Document/	Date by which	Section 3(d)
deliver document	Certificate	to be delivered	Representation

Each Party	A copy of the resolutions (or documents with analogous effect or evidence) of such party approving this Agreement and the Transactions contemplated hereby.	Upon execution of this Agreement.	Yes.

Part 4. Miscellaneous.

a. Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Email Address:  bnrocha@pobt.com.bs

Mailing Address:  Fort Nassau Centre, Marlborough Street, suite 202, 2nd floor, Nassau, Bahamas

Attention: Bernardo Nolasco

Facsimile: 242 322 5577

Telephone No.: 242 322 5573

Address for notices or communications to Party B:

Mailing Address: Condomínio Edifício São Luiz, Av. Juscelino Kubitschek, 1830, 14° andar, Torre I – Itaim Bibi

Attention: Financial Directory

Facsimile: 55 11 3049 7553

Telephone No.: 55 11 3049 7390

b. Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Factual Capital Corporation, 527 Madison Avenue, 9th  floor, New York, NY, Attn.: Christina de Castro

Party B appoints as its Process Agent: CT Corporation System – 111 Eighth Avenue, 13th floor, New York, NY, 10011.

c. Offices. The provisions of Section 10(a) will apply to this Agreement.

d. Multibranch Party. For the purpose of Section 10 of this Agreement:

   Party A is not a Multibranch Party.

   Party B is not a Multibranch Party.

e. Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in the applicable Confirmation.

f. Credit Support Document. With respect to Party A, none. With respect to Party B, none

g. Credit Support Provider. With respect to Party A, none. With respect to Party B, none.

h. Governing Law . This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

i. Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to any Transactions.

j. "Affiliate" will have the meaning set forth in Section 14 of this Agreement.

Part 5. Other Provisions.

a. Inconsistency. Unless expressly provided otherwise, in the event of any inconsistency between any of the documents listed below, the document listed first will prevail: (i) the Confirmation; (ii) the Schedule; (iii) the printed form of ISDA Master Agreement; and (iv) the 2000 ISDA Definitions or other definitions incorporated in the Confirmations relating to the Transactions.

b. Additional Representations. Section 3(a) is hereby amended by deleting the word "and" at the end of 3(a)(iv), substituting a semicolon for the period at the end of 3(a)(v) and adding after 3(a)(v):

"(vi) Eligible Contract Participant. It is an "eligible contract participant" as defined in the Commodity Exchange Act (7 U.S.C. §1(a)(12)), as amended;

(vii) Individual Negotiation. It understands that this Agreement and each Transaction entered into hereunder are subject to individual negotiation; and

(viii) No Agency. It is entering into this Agreement, each Credit Support Document to which it is a party, the Transaction and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise."

e. Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words: "or in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person and in the case of unaudited quarterly financial statements, subject to normal year-end audit adjustments".

d. Trade Execution. Party A and Party B acknowledge, understand and agree that orders executed are completed when Party A and Party B agree on the essential terms of the Transaction, which the parties expect will occur by telephone. After such execution Party A and Party B cannot cancel the Transaction without the consent of the other party and there is a legally binding agreement between Party A and Party B. By placing orders through a party's trading desk, the other party agrees to such immediate execution and accepts the risk of this execution feature, absent manifest error.

e. Consent to Recording. Each of Party A and Party B consents to the recording of the telephone conversations of relevant personnel of Party A or Party B, as the case may be, and its Affiliates in connection with this Agreement or any potential Transaction.

f. Confirmations. For each Transaction, Party A shall promptly send to Party B a Confirmation setting forth the essential terms of such Transaction. Party B shall respond by confirming the terms stated in such Confirmation or requesting revisions of any error within two Business Days of receipt of such Confirmation from Party A. Failure of Party B to respond within such period shall not affect the validity or enforceability of such Transaction, and in such event, the terms stated in such Confirmation shall constitute conclusive and binding evidence of the terms of the Transaction to which the Confirmation relates, and Party B shall be deemed to have executed such Confirmation and agreed to the terms stated therein.

g. Waiver of Jury Trial. To the fullest extent permitted by law, each party irrevocably waives its right to trial by jury in any legal proceeding instituted in connection with this Agreement or any Transaction.

h. Relationship Between Parties. Each party will be deemed to represent (such representation shall be deemed to be a representation pursuant to Section 3 for all purposes of this Agreement) to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communications (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

i. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement does not substantially impair the respective benefits or expectations of the parties to this Agreement.

j. Setoff. The following provision is added as Section 6(f) of this Agreement:

"Setoff. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e) of this Agreement, in circumstances where there is a Defaulting Party or one Affected Party in the case of a Termination Event, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party ("Y") (and without prior notice to the Y), be reduced by its setoff against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set off). X will give notice to the other party of any setoff effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. The term "rate of exchange" includes, but is not limited to, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

If an obligation is unascertained, X may in good faith estimate that obligation and setoff in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in Section 6(f) shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."